                                                                        May 2011

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-162195
Dated May 6, 2011

Deutsche Bank Commodity Indices

May 2011

[GRAPHIC OMITTED]

Contents

Section

1. Optimum Yield Indices
   - DB Commodity Booster - DJUBS ERAC Index
   - DB Commodity Booster DJUBS - TV14 ERAC Index
   - DB Commodity Booster - Benchmark Index
2. Mean Reversion Indices
   - DBLCI - MR Index
   - DBLCI - Mean Reversion Enhanced ERAC Index
   - DB MR Enhanced 15 Index
   - DBLCI - MR+ Index
3. Market Neutral Indices
   - DB Commodity Harvest ERAC Index
   - DB Commodity Harvest – 10 ERAC Index
4. Long-Short Indices
   - DBLCI Commodity Momentum Index
5. DB Commodity Allocator Index
6. DB Commodity Risk Parity 18 Index
7. DB Commodity Apex 14 Index

Appendix

1 Appendix

Deutsche Bank

2

Executive Summary

The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                               3

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS ERAC			✓		
DB Commodity Booster DJUBS – TV14 ERAC			✓		✓
DB Commodity Booster – Benchmark			✓		
DBLCI-MR	✓				
DBLCI-MR+	✓	✓			
DBLCI – Mean Reversion Enhanced ERAC	✓		✓		
DB MR Enhanced 15	✓		✓		✓
DB Commodity Harvest ERAC			✓		
DB Commodity Harvest – 10 ERAC			✓		✓
DBLCI Commodity Momentum Index		✓			
DB Commodity Allocator	✓	✓	✓		
DB Commodity Risk Parity 18 Index	✓	✓	✓	✓	✓
DB Commodity Apex 14 Index	✓	✓	✓	✓	✓

Deutsche Bank
4

Optimum Yield Indices

Section 1

DB Commodity Booster -- DJUBS ERAC

Index Summary

[]   Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
     Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
     Weights are rebalanced annually.

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.70% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:
1 ERAC: Excess Return After Cost

                                                                               6

DB Commodity Booster -- DJUBS ERAC

Index Construction

Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

[graphic omitted]

   Agriculture          Industrial Metals     Precious Metals      Energy
33.77% (35.44% (1))     16.33% (17.84% (1))   15.77% (13.74% (1))  34.13% (33.01% (1))

                                     DJUBS

Apply Optimum Yield Technology
[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

                         DB Commodity Booster -- DJUBS

[] Subtract 0.70% fees per annum

                       DB Commodity Booster -- DJUBS ERAC

Note:
1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     29 April 2011
2    ERAC: Excess Return After Cost

                                                                               7

DB Commodity Booster -- DJUBS ERAC

Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

Index Sector Exposure 1

--------------------------------------
Sector              Current Weight (%)
Energy                           34.13
Precious Metal                   15.77
Industrial Metal                 16.33
Agriculture                      33.77
--------------------------------------

Performance Analysis 1

--------------------------------------------------------------------------------
                             DB Commodity
January 2001 -- April 2011   Booster -- DJUBS  DJUBS          SandP-GSCI
                             ERAC
Annualized Returns           10.4%             4.2%           1.1%
Volatility                   16.6%             18.3%          25.9%
Sharpe Ratio(2)              0.63              0.23           0.04
Maximum Drawdown             -54.3%            -57.1%         -71.6%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Mar-09            Mar-09         Feb-09
Max Monthly Consecutive Loss -51.7%            -54.5%         -67.8%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Feb-09            Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          46% / -48.8%      39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.2% / -38.5%    24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.9%              0.5%           0.3%
% Months with Gains          63.7%             56.5%          58.1%
Correlation
  DJUBS                      0.96              1.00           0.91
  SandP-GSCI                 0.88              0.91           1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1

-----------------------------------------------------------------------
                     Annual Returns for Excess Return / ERAC Indices
               --------------------------------------------------------
               DB Commodity Booster -- DJUBS
Calendar Year                           ERAC     DJUBS       SandP-GSCI
2001                                 -17.64%   -22.32%        -34.31%
2002                                  22.35%    23.86%         29.92%
2003                                  26.88%    22.66%         19.48%
2004                                  22.26%     7.64%         15.65%
2005                                  29.73%    17.54%         21.61%
2006                                  11.79%    -2.71%        -19.07%
2007                                  15.87%    11.08%         26.81%
2008                                 -30.94%   -36.61%        -47.29%
2009                                  18.97%    18.72%         13.30%
2010                                  16.13%    16.67%          8.88%
2011 YTD                              10.85%     8.02%         16.44%
Annualized Return                     10.39%     4.20%          1.05%
-----------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the Index as a result of fees and / or costs
2    Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
     Cost
3    Data is as of 29 April 2011. Statistics shown are either for excess return indices or ERAC indices.

                                                                               8

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     ERAC Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:
1 ERAC: Excess Return After Cost

                                                                               9

DB Commodity Booster DJUBS -- TV14 ERAC

Index Construction

[graphic omitted]

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

   Agriculture         Industrial Metals     Precious Metals          Energy
33.77% (35.44% (1))    16.33% (17.84% (1))   15.77% (13.74% (1))  34.13% (33.01% (1))

                                     DJUBS

Apply Optimum Yield Technology
[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

                         DB Commodity Booster -- DJUBS

[]   Subtract 0.70% fees per annum

                       DB Commodity Booster -- DJUBS ERAC

Apply Target Volatility Technology
[]   Volatility is targeted at 14% by varying exposure to the DB Commodity
     Booster -- DJUBS ERAC Index

                    DB Commodity Booster DJUBS -- TV14 ERAC

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
29 April 2011
2 ERAC: Excess Return After Cost

                                                                              10

DB Commodity Booster DJUBS -- TV14 ERAC
Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

Index Exposure 1
------------------------------------------------------
Current Exposure to DB Commodity
Booster -- DJUBS ERAC                           93.33%
Underlying Sector                   Current Weight (%)
Energy                                           34.13
Precious Metal                                   15.77
Industrial Metal                                 16.33
Agriculture                                      33.77
------------------------------------------------------

Performance Analysis 1

--------------------------------------------------------------------------------------
                                DB Commodity          DB Commodity
January 2001 -- April 2011      Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
                                ERAC                  ERAC
Annualized Returns              13.4%                 10.4%            4.2%
Volatility                      14.6%                 16.6%            18.3%
Sharpe Ratio                    0.92                  0.63             0.23
Maximum Drawdown                -35.3%                -54.3%           -57.1%
  Start Date                    Jul-08                Jul-08           Jul-08
  End Date                      Mar-09                Mar-09           Mar-09
Max Monthly Consecutive Loss    -33.2%                -51.7%           -54.5%
  Start Date                    Jul-08                Jul-08           Jul-08
  End Date                      Feb-09                Feb-09           Feb-09
Max/Min Returns
  Rolling 12 Months             58.5% / -31.6%        46% / -48.8%     39.9% / -52.7%
  Rolling 3 Months              27.5% / -23.6%        24.2% / -38.5%   24.7% / -39.7%
Average Monthly Returns         1.1%                  0.9%             0.5%
% Months with Gains             63.7%                 63.7%            56.5%
Correlation
  DB Commodity Booster -- DJUBS
ERAC                            0.94                  1.00             0.96
  DJUBS                         0.92                  0.96             1.00
--------------------------------------------------------------------------------------

Year on Year Performance Comparison 1

----------------------------------------------------------------------------------
                            Annual Returns for Excess Return / ERAC Indices
                  DB Commodity Booster DB Commodity Booster
Calendar Year       DJUBS - TV 14 ERAC       -- DJUBS ERAC                   DJUBS
2001                         -21.99%              -17.64%                  -22.32%
2002                          28.73%               22.35%                   23.86%
2003                          45.66%               26.88%                   22.66%
2004                          26.18%               22.26%                    7.64%
2005                          29.49%               29.73%                   17.54%
2006                          10.23%               11.79%                   -2.71%
2007                          15.91%               15.87%                   11.08%
2008                         -16.19%              -30.94%                  -36.61%
2009                          12.73%               18.97%                   18.72%
2010                          15.63%               16.13%                   16.67%
2011 YTD                      10.05%               10.85%                    8.02%
Annualized Return             13.41%               10.39%                    4.20%
----------------------------------------------------------------------------------

Notes:
1 Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity Booster
DJUBS -- TV14 ERAC have been retrospectively  calculated and did not exist prior to 12 October  2010.  Accordingly,  the results  shown during the  retrospective periods do not reflect  actual  returns.  Past  performance  is not  necessarily indicative of how the Index will perform in the future.  The  performance of any investment  product  based on the DB Commodity  Booster DJUBS -- TV14 ERAC Index would  have been  lower than the Index as a result of fees and / or costs
2 Data is as of 29 April 2011. Statistics shown are for excess return indices or
ERAC Indices. Current weights shown are for DB Commodity Booster -- DJUBS ERAC
Index

                                                                              11

DB Commodity Booster -- Benchmark

Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                                                              12

DB Commodity Booster -- Benchmark
Index Construction

[graphic omitted]

Index replicates the SandP GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Agriculture and Livestock  Industrial Metal  Precious Metal    Energy
20.00% (21.94% (1))        7.44% (8.46% (1)) 3.34% (3.16% (1)) 69.21% (66.42% (1))

                                   SandP GSCI

Apply Optimum Yield Technology
[] Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

                       DB Commodity Booster -- Benchmark

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
29 April 2011

                                                                              13

DB Commodity Booster -- Benchmark
Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

Index Sector Exposure 1

-----------------------------------------------
Sector                      Current Weight (%)
Energy                                   69.21
Precious Metal                            3.34
Industrial Metal                          7.44
Agriculture and Livestock                   20
-----------------------------------------------

Performance Analysis 1

--------------------------------------------------------------------------------
                             DB Commodity
January 2001 -- April 2011   Booster -- Benchmark DJUBS          SandP-GSCI
Annualized Returns           11.7%                4.2%           1.1%
Volatility                   22.3%                18.3%          25.9%
Sharpe Ratio                 0.52                 0.23           0.04
Maximum Drawdown             -64.6%               -57.1%         -71.6%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss -60.7%               -54.5%         -67.8%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.1%                 0.5%           0.3%
% Months with Gains          60.5%                56.5%          58.1%
Correlation
  DJUBS                      0.89                 1.00           0.91
  SandP-GSCI                 0.97                 0.91           1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1

----------------------------------------------------------------
                     Annual Returns for Excess Return Indices
                       DB Commodity
Calendar Year  Booster -- Benchmark     DJUBS         SandP-GSCI
2001                        -17.43%   -22.32%           -34.31%
2002                         25.99%    23.86%            29.92%
2003                         27.09%    22.66%            19.48%
2004                         38.49%     7.64%            15.65%
2005                         41.80%    17.54%            21.61%
2006                         -2.31%    -2.71%           -19.07%
2007                         25.49%    11.08%            26.81%
2008                        -36.65%   -36.61%           -47.29%
2009                         20.31%    18.72%            13.30%
2010                          9.69%    16.67%             8.88%
2011 YTD                     17.98%     8.02%            16.44%
Annualized Return            11.70%     4.20%             1.05%
-----------------------------------------------------------------

Notes:
1 Source:  Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown  during the  retrospective  periods do not reflect  actual  returns.  Past performance is not  necessarily  indicative of how the Index will perform in the future.  The  performance  of any  investment  product based on the DB Commodity
Booster --  Benchmark  Index would have been lower than the Index as a result of fees and / or  costs
2 Data is as of 29 April 2011. Statistics shown are for excess return indices.

                                                                              14

Mean Reversion Indices

Section 2

DBLCI -MR
Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

                                                                              16

DBLCI -MR
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

   Corn       Gold      Heating Oil  WTI Crude Oil  Aluminium     Wheat
(11.25% (1)) (10% (1))  (20% (1))    (35% (1))      (12.5% (1)) (11.25% (1))

                            Basket with Base Weights

Apply Mean Reversion Technology
[]  Weight of each  component  determined  based on the  ratio of 1 year  moving average price to 5 year moving average price

                                   DBLCI -MR

  Corn          Gold     Heating Oil  WTI Crude Oil  Aluminium      Wheat
(8.42% (2))  (1.67% (2)) (20.02% (2)) (35.35% (2))   (23.00% (2)) (11.36% (2))

Source: Deutsche Bank, 2011 Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 29 April 2011

                                                                              17

DBLCI -MR
Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

Historical Weighting 1

[GRAPHIC OMITTED]

Performance Analysis 1

-------------------------------------------------------------------------
January 2001 -- April 2011   DBLCI-MR       DBLCI          DJUBS
Annualized Returns           13.0%          7.8%           4.2%
Volatility                   20.6%          23.6%          18.3%
Sharpe Ratio                 0.63           0.33           0.23
Maximum Drawdown             -62.8%         -65.2%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Feb-09         Feb-09         Feb-09
Max / Min Returns
 Rolling 12 Months           84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
 Rolling 3 Months            33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns      1.2%           0.8%           0.5%
% Months with Gains          60.5%          57.3%          56.5%
Correlation
 DBLCI                       0.89           1.00           0.89
 DJUBS                       0.83           0.89           1.00
-------------------------------------------------------------------------

Year on Year Performance Comparison 1

                  Annual Returns for Excess Return Indices
                ------------------------------------------
Calendar Year     DBLCI-MR     DBLCI        DJUBS
2001               -16.35%    -22.61%      -22.32%
2002                27.73%     32.14%       23.86%
2003                21.21%     22.42%       22.66%
2004                25.85%     26.11%        7.64%
2005                 2.96%     13.89%       17.54%
2006                39.22%      3.06%        -2.71%
2007                42.49%     34.67%       11.08%
2008               -35.43%    -39.60%      -36.61%
2009                22.29%     10.17%       18.72%
2010                13.62%     12.33%       16.67%
2011 YTD            18.31%     16.47%        8.02%
Annualized Return   12.99%      7.80%        4.20%
-----------------------------------------------------------

Notes:
1 Source:  Bloomberg.  DBLCI-MR has been retrospectively  calculated and did not exist prior to 28 February  2003.  Accordingly,  the  results  shown  during the retrospective  periods do not reflect actual  returns.  Past  performance is not necessarily  indicative  of how  the  Index  will  perform  in the  future.  The performance  of any  investment  product based on the DBLCI-MR  Index would have been  lower than the Index as a result of fees and / or costs
2 Data is as of 29 April 2011. Statistics shown are for excess return indices.

                                                                              18

DBLCI -- Mean Reversion Enhanced ERAC
Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans.

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Embedded Cost: 1.10% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:
1 ERAC: Excess Return After Cost

                                                                              19

DBLCI -- Mean Reversion Enhanced ERAC
Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

Agriculture   Industrial Metal  Precious Metal  Energy
(25% (1))     (18% (1))         (17% (1))       (40% (1))

                            Basket with Base Weights

Apply Optimum Yield Technology
[] Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

                 Basket with Base Weights using OY sub-indices

Apply MR Technology
[]  Weight of each  component  determined  based on the  ratio of 1 year  moving average (MA) price to 5 year MA price

                         DBLCI Mean Reversion Enhanced

[] Subtract 1.10% fees per annum

                       DBLCI Mean Reversion Enhanced ERAC

Agriculture   Industrial Metal   Precious Metal   Energy
(18.48% (2))  (21.73% (2))       (2.31% (2))      (57.27% (2))

Source: Deutsche Bank, 2011 Notes:
1 Base Weights of DBLCI-MR Enhanced ERAC Index. Current Weights as of 29 April
2011
2 ERAC: Excess Return After Cost

                                                                              20

DBLCI -- Mean Reversion Enhanced ERAC
Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

Historical Weighting 1

[GRAPHIC OMITTED]

Performance Analysis 1

-------------------------------------------------------------------------
                             DBLCI Mean
January 2001 -- April 2011   Reversion Enhanced DBLCI-MR       DJUBS
                             ERAC
Annualized Returns           11.5%              13.0%          4.2%
Volatility                   18.6%              20.6%          18.3%
Sharpe Ratio                 0.62               0.63           0.23
Maximum Drawdown             -56.2%             -62.8%         -57.1%
Start Date                   Jul-08             Jul-08         Jul-08
End Date                     Mar-09             Feb-09         Mar-09
Max Monthly Consecutive Loss -54.1%             -59.0%         -54.5%
Start Date                   Jul-08             Jul-08         Jul-08
End Date                     Feb-09             Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months            69.3% / -47.1%     84% / -56.3%   39.9% / -52.7%
Rolling 3 Months             35.7% / -37.9%     33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      1.0%               1.2%           0.5%
% Months with Gains          59.7%              60.5%          56.5%
Correlation
DBLCI -- MR                  0.87               1.00           0.83
DJUBS                        0.84               0.83           1.00
--------------------------------------------------------------------------

Year on Year Performance Comparison 1

                         Annual Returns for Excess Return / ERAC Indices
                  ------------------------------------------------------
                          DBLCI Mean
                  Reversion Enhanced
Calendar Year                   ERAC   DBLCI-MR        DJUBS
2001                         -13.38%    -16.35%      -22.32%
2002                          14.25%     27.73%       23.86%
2003                          31.72%     21.21%       22.66%
2004                          21.81%     25.85%        7.64%
2005                           9.22%      2.96%       17.54%
2006                          27.12%     39.22%       -2.71%
2007                          25.28%     42.49%       11.08%
2008                         -27.10%    -35.43%      -36.61%
2009                          36.02%     22.29%       18.72%
2010                           4.14%     13.62%       16.67%
2011 YTD                       8.28%     18.31%        8.02%
Annualized Return             11.53%     12.99%        4.20%
-------------------------------------------------------------------------

Notes:
1 Source:  Bloomberg.  DBLCI -- Mean  Reversion  Enhanced ERAC and DBLCI-MR have been  retrospectively  calculated and did not exist prior to 26 October 2009 and
28  February  2003  respectively.  Accordingly,  the  results  shown  during the retrospective  periods do not reflect actual  returns.  Past  performance is not necessarily  indicative  of how  the  Index  will  perform  in the  future.  The performance  of any  investment  product  based on the  DBLCI  --Mean  Reversion
Enhanced ERAC Index would have been lower than the Index as a result of fees and
/ or costs
2 Data is as of 29 April 2011. Statistics shown are for excess return / ERAC indices.

                                                                              21

DB MR Enhanced 15
Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

                                                                              22

DB MR Enhanced 15

Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

Agriculture (25% [1])

Industrial Metal (18% [1])

Precious Metal (17% [1])

Energy (40% [1])

Basket with Base Weights

Apply **Optimum Yield** Technology

- Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY Sub-indices

Apply **Mean Reversion** Technology

- Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI – Mean Reversion Enhanced[2]
Agriculture(18.48%), Industrial Metal(21.73%), Precious Metal(2.31%) & Energy(57.27%)

Apply **Target Volatility** Technology

- Volatility targeted at 15% by varying exposure to the DBLCI – Mean Reversion Enhanced Index

DB MR Enhanced 15

Note:

1 Base Weights of DBLCI – Mean Reversion Enhanced Index

2 Current Weights of DBLCI-Mean Reversion Enhanced Index as of 29 April 2011

Deutsche Bank

23

DB MR Enhanced 15

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB MR Enhanced 15
DBLCI Mean Reversion Enhanced
DJUBS

Historical Exposure [1]



250%
200%
150%
100%
50%
0%
50%
40%
30%
20%
10%
0%
15.54%
15%
Current Exposure[1]: 88.24%
Apr-01
Apr-03
Apr-05
Apr-07
Apr-09
Apr-11
Participation(L)
3m MRE Vol(R)
MRE TV15 Average Vol(R)
Target Vol(R)

Performance Analysis [1]

January 2001 – April 2011	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
Annualized Returns	15.1%	12.8%	4.2%
Volatility	15.8%	18.6%	18.3%
Sharpe Ratio	0.96	0.69	0.23
Maximum Drawdown	-35.0%	-55.9%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Mar-09
Max Monthly Consecutive Loss	-33.5%	-53.8%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	79% / -28.4%	71.2% / -46.5%	39.9% / -52.7%
Rolling 3 Months	25% / -22.2%	36% / -37.4%	24.7% / -39.7%
Average Monthly Returns	1.3%	1.1%	0.5%
% Months with Gains	59.7%	59.7%	56.5%
Correlation			
DBLCI-MR	0.90	1.00	0.83
DJUBS	0.80	0.83	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
2001	-21.83%	-12.41%	-22.32%
2002	25.61%	15.52%	23.86%
2003	53.97%	33.19%	22.66%
2004	25.18%	23.16%	7.64%
2005	15.77%	10.43%	17.54%
2006	30.96%	28.54%	-2.71%
2007	24.84%	26.67%	11.08%
2008	-11.82%	-26.29%	-36.61%
2009	18.57%	37.53%	18.72%
2010	5.99%	5.29%	16.67%
2011 YTD	8.05%	8.67%	8.02%
Annualized Return	**15.13%**	**12.76%**	**4.20%**

Note:

1 Source: Bloomberg. DBLCI – Mean Reversion Enhanced and DB MR Enhanced 15 have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.

2 Data is as of 29 April 2011. Statistics shown are for excess return indices.

Deutsche Bank

24

DBLCI MR+

Index Summary

[] Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
Crude Oil, Heating Oil, Gold, Corn and Wheat[] Dynamic Weights: Seeks to
underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors:
Energy, Base Metals, Precious Metals, Agriculture [] Dynamic Allocation: The
"Plus" strategy aims to preserve excess returns generated by the DBLCI-MR   by
adjusting its exposure monthly to reflect upward and downward momentum cycles.
A sample set of returns for each period ranging between one and twelve months
are calculated. The weight assigned to DBLCI-MR   is based on the number of
periods with positive returns[] Rebalancing: A rebalancing in the underlying
index (DBLCI-MR)   will occur whenever one of the commodities undergoes a
"trigger event. " A trigger event occurs when the one-year  moving average price of the commodity trades +/-- 5% than the five-year  moving average[] Roll
Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture  components[] Transparency: Rule-based  index with the closing level, weights and exposure published daily on Bloomberg
(DBLCMPUE)

DBLCI MR+

Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Aims to offer upside exposure to DBLCI-MR but limit potential drawdowns by employing a momentum algorithm

Corn (11.25%[1])

Gold (10%[1])

Heating oil (20%[1])

WTI (35%[1])

Aluminium (12.5%[1])

Wheat (11.25%[1])

Basket with Base Weights

Apply **Mean Reversion** Technology

- Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI-MR[2]

Corn(8.4%), Gold(1.7%), Heating Oil(20.2%), Crude Oil(35.4%), Aluminium(23.0%) & Wheat(11.4%)

Apply **'Plus'** Strategy

- Variable exposure to DBLCI-MR with the aim of preserving the upside but limiting loses
- Exposure to DBLCI-MR = total number of positive returns / 12 (12/12 = 100.00%)

DBLCI MR+

DBLCI-MR Returns[3]	
1 Month	6.6%
2 Month	14.5%
3 Month	17.5%
4 Month	21.7%
5 Month	21.4%
6 Month	26.4%
7 Month	37.7%
8 Month	32.3%
9 Month	45.7%
10 Month	55.1%
11 Month	40.2%
12 Month	31.2%

Note:

1 Base Weights of DBLCI-MR Index

2 Current Weights of DBLCI-MR Index as of 29 April 2011

3 Returns are calculated as of 6th business day of each month, from April 2010 to April 2011.

Deutsche Bank

26

DBLCI MR+

Performance Analysis

Index Returns [1]


500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DBLCI MR+
DBLCI - MR
DJUBS

Historical Weighting [1]


100%
80%
60%
40%
20%
0%
1,200
1,000
800
600
400
200
0
Current Participation [1]: 100%
Apr-01
Apr-03
Apr-05
Apr-07
Apr-09
Apr-11
Participation(L)
DBLCI - MR(R)

Performance Analysis [1]

January 2001 – April 2011	DBLCI MR+	DBLCI-MR	DJUBS
Annualized Returns	12.6%	13.0%	4.2%
Volatility	15.2%	20.6%	18.3%
Sharpe Ratio	0.83	0.63	0.23
Maximum Drawdown	-33.8%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jun-10	Feb-09	Mar-09
Max Monthly Consecutive Loss	-27.1%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Nov-08	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	81.8% / -31.4%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	28.4% / -26.7%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	1.1%	1.2%	0.5%
% Months with Gains	54.0%	60.5%	56.5%
Correlation			
DBLCI – MR	0.86	1.00	0.83
DJUBS	0.70	0.83	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI MR+	DBLCI-MR	DJUBS
2001	-2.40%	-16.35%	-22.32%
2002	13.21%	27.73%	23.86%
2003	15.56%	21.21%	22.66%
2004	24.07%	25.85%	7.64%
2005	-4.53%	2.96%	17.54%
2006	24.53%	39.22%	-2.71%
2007	38.57%	42.49%	11.08%
2008	-0.67%	-35.43%	-36.61%
2009	8.87%	22.29%	18.72%
2010	2.36%	13.62%	16.67%
2011 YTD	18.22%	18.31%	8.02%
Annualized Return	**12.62%**	**12.99%**	**4.20%**

Notes:

1 Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs

2 Data is as of 29 April 2011. Statistics shown are for excess return indices.

Deutsche Bank

27

Market Neutral Indices

Section 3

DB Commodity Harvest ERAC

Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
S and P Goldman Sachs Light Energy Index and long the DB Commodity Booster --
Benchmark Light Energy Index, an Optimum Yield version of the S and P Goldman Sachs
Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology.

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Embedded Cost: 0.60% per annum

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Harvest ERAC

Index Construction

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index


Energy
35.98% (33.09% [1])
Precious Metals
6.94% (6.30% [1])
Industrial Metals
15.48% (16.86% [1])
Agriculture & Livestock
41.59% (43.76% [1])
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply **Optimum Yield** Technology
■ Optimize roll returns by attempting to maximize implied roll yield
S&P GSCI Light Energy rolls each commodity to its nearest available futures contract
DB Commodity Booster — Benchmark Light Energy
Long
Short
Carry Strategy
■ Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain overall neutrality
DB Commodity Harvest
At each rebalance date, the **Short** position (S&P GSCI Light Energy) rolls to the nearest dated futures contract for each commodity whereas the **Long** position (DB Commodity Booster – Benchmark Light Energy) rolls to the future contract with the highest implied roll yield and expires within the next 13 months.
■ Subtract 0.60% fees per annum
DB Commodity Harvest ERAC

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 29 April 2011
2 ERAC: Excess Return After Cost

Deutsche Bank

30

DB Commodity Harvest ERAC

Performance Analysis

Index Returns [1]



400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Harvest ERAC
DB Commodity Booster - Benchmark Light Energy
S&P-GSCI Light Energy

Index Constituents [1]

Index	Current Weight (%)
DB Commodity Booster – Benchmark Light Energy	100
S&P Goldman Sachs Light Energy Index	–100

Performance Analysis [1]

January 2001 – April 2011	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
Annualized Returns	5.5%	8.5%	1.9%
Volatility	3.5%	17.2%	19.0%
Sharpe Ratio	1.56	0.49	0.10
Maximum Drawdown	-6.3%	-56.8%	-60.9%
Start Date	May-07	Jul-08	Jul-08
End Date	Sep-07	Mar-09	Feb-09
Max Monthly Consecutive Loss	-5.3%	-53.8%	-58.0%
Start Date	Jun-07	Jul-08	Jul-08
End Date	Sep-07	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	17% / -5.4%	51.7% / -50.3%	48.2% / -55.8%
Rolling 3 Months	6.4% / -5.6%	24.8% / -42.4%	26.1% / -44.6%
Average Monthly Returns	0.5%	0.8%	0.3%
% Months with Gains	72.6%	60.5%	56.5%
Correlation			
DB Commodity Booster – Benchmark Light Energy	-0.40	1.00	0.97
S&P-GSCI Light Energy	-0.54	0.97	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
2001	11.17%	-17.11%	-26.22%
2002	-2.63%	13.10%	15.09%
2003	3.84%	20.91%	15.41%
2004	12.84%	22.05%	7.31%
2005	10.17%	28.51%	15.51%
2006	12.30%	9.15%	-3.77%
2007	-0.44%	17.49%	17.16%
2008	10.61%	-33.20%	-40.39%
2009	0.58%	17.02%	15.17%
2010	-1.38%	16.11%	16.94%
2011 YTD	1.78%	12.09%	10.01%
Annualized Return	**5.53%**	**8.48%**	**1.86%**

Notes:

1 Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster – Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index have been lower than the Index as a result of fees and / or costs

2 Statistics shown are for excess return / ERAC indices. Data is as of 29 April 2011

Deutsche Bank

31

DB Commodity Harvest -- 10 ERAC

Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest Index goes short the S and P
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the S and P Goldman Sachs Light
Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

DB Commodity Harvest – 10 ERAC

Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility



Energy
35.98% (33.09% 1)
Precious Metals
6.94% (6.30% 1)
Industrial Metals
15.48% (16.86% 1)
Agriculture & Livestock
41.59% (43.76%1)
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
S&P GSCI Light Energy rolls each commodity to its nearest available futures contract
DB Commodity Booster — Benchmark Light Energy
Long
Short
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain overall neutrality
DB Commodity Harvest
Subtract 0.60% fees per annum
DB Commodity Harvest ERAC
Apply Target Volatility Technology
Volatility targeted at 10% by varying exposure to the DB Commodity Harvest ERAC
DB Commodity Harvest – 10 ERAC

Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 29 April 2011

2 ERAC: Excess Return After Cost

Deutsche Bank

33

DB Commodity Harvest – 10 ERAC

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Harvest - 10 ERAC
DB Commodity Harvest ERAC
S&P-GSCI Light Energy

Historical Exposure [1]



600%
500%
400%
300%
200%
100%
0%
Current Exposure [1]: 322.58%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11

Performance Analysis[1]

January 2001 – April 2011	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
Annualized Returns	16.9%	5.5%	1.9%
Volatility	10.8%	3.5%	19.0%
Sharpe Ratio	1.56	1.56	0.10
Maximum Drawdown	-20.2%	-6.3%	-60.9%
Start Date	May-07	May-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max Monthly Consecutive Loss	-17.2%	-5.3%	-58.0%
Start Date	Jun-07	Jun-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	66.4% / -13.8%	17% / -5.4%	48.2% / -55.8%
Rolling 3 Months	20.9% / -17.6%	6.4% / -5.6%	26.1% / -44.6%
Average Monthly Returns	1.4%	0.5%	0.3%
% Months with Gains	72.6%	72.6%	56.5%
Correlation			
DB Commodity Harvest ERAC	0.95	1.00	-0.55
S&P-GSCI Light Energy	-0.54	-0.54	1.00

Year on Year Performance Comparison[1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
2001	31.32%	11.17%	-26.22%
2002	-8.22%	-2.63%	15.09%
2003	9.87%	3.84%	15.41%
2004	47.35%	12.84%	7.31%
2005	34.80%	10.17%	15.51%
2006	36.68%	12.30%	-3.77%
2007	-2.51%	-0.44%	17.16%
2008	39.69%	10.61%	-40.39%
2009	1.85%	0.58%	15.17%
2010	-5.88%	-1.38%	16.94%
2011 YTD	6.57%	1.78%	10.01%
Annualized Return	**16.85%**	**5.53%**	**1.86%**

Notes:

1 Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest ERAC have been retrospectively calculated and did not exist prior to 14 October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest - 10 ERAC Index have been lower than the Index as a result of fees and / or costs.

2 Statistics shown are for excess return / ERAC indices. Data is as of 29 April 2011

Deutsche Bank

34

Long-Short Indices

Section 4

DBLCI Commodity Momentum

Index Summary

[] Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times.  Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[] Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn, Wheat,
Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver[] Bullish /
Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[] Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1.  If nine or more commodities commodities have a bearish signal, then EI is -1.
Otherwise it is zero.

[] Rebalancing: Each month, if the 45 day moving average of EI is greater than
50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month.
    If it is less than -50%,  the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50%
and 50%, the strategy provides no exposure for the following month[]
Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMMOUE)

DBLCI Commodity Momentum

Index Construction

Agriculture (Corn, Wheat, Soybeans, Sugar)

Industrial Metals (Aluminum, Copper, nickel, Zinc)

Precious Metals (Gold, Silver)

     Energy (Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline)

Basket with 14 Commodities

Apply Momentum strategy
[] Generate bullish/bearish signal by computing 45 day moving average of the
Environmental Indicator (EI)

Basket with Bearish or Bullish commodities

Rebalancing
[] Long / short / stay neutral depending upon the signal generated above

DBLCI Commodity Momentum Index

DBLCI Commodity Momentum

Performance Analysis

Index Returns [1]


500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DBLCI Commodity Momentum
S&P GSCI
DJUBS

Performance Analysis[1]

January 2001 – April 2011	DBLCI Commodity Momentum	S&P GSCI	DJUBS
Annualized Returns	16.8%	1.1%	4.2%
Volatility	16.4%	25.9%	18.3%
Sharpe Ratio	1.03	0.04	0.23
Maximum Drawdown	-19.0%	-71.6%	-57.1%
Start Date	Feb-03	Jul-08	Jul-08
End Date	Sep-03	Feb-09	Mar-09
Max Monthly Consecutive Loss	-15.1%	-67.8%	-54.5%
Start Date	Mar-03	Jul-08	Jul-08
End Date	Apr-03	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	90.9% / -16.8%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	51.8% / -15%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.4%	0.3%	0.5%
% Months with Gains	43.5%	58.1%	56.5%
Correlation			
S&P GSCI	0.08	1.00	0.91
DJUBS	0.17	0.91	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices		
	DBLCI Commodity Momentum	S&P GSCI	DJUBS
2001	7.95%	-34.31%	-22.32%
2002	2.81%	29.92%	23.86%
2003	0.60%	19.48%	22.66%
2004	11.33%	15.65%	7.64%
2005	10.08%	21.61%	17.54%
2006	26.52%	-19.07%	-2.71%
2007	2.16%	26.81%	11.08%
2008	62.00%	-47.29%	-36.61%
2009	30.21%	13.30%	18.72%
2010	19.12%	8.88%	16.67%
2011 YTD	12.18%	16.44%	8.02%
Annualized Return	**16.81%**	**1.05%**	**4.20%**

Notes:

1 Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 29 April 2011

Deutsche Bank

38

DB Commodity Allocator Index

Section 5

DB Commodity Allocator

Index Summary

[] Components: Uses a rule based methodology to allocate between Beta (the DB
MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns [] Optimizing Roll Returns:
Deutsche Bank's proprietary optimum yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
from the list of tradable futures which expire in the next 13 months[] Dynamic
Allocation: Aims to preserve excess returns generated by the DB MR Enhanced
ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB
MR Enhanced ERAC Index is based on the number of periods with positive returns.
The remaining weight is leveraged 3 times and assigned to the DB Commodity
Harvest ERAC Index[] Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBLCABER)

DB Commodity Allocator

Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility



Energy
35.98% (33.09% 1)
Precious Metals
6.94% (6.30% 1)
Industrial Metals
15.48% (16.86% 1)
Agriculture & Livestock
41.59% (43.76% 1)
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
DB Commodity Booster — Benchmark Light Energy
Long
Short
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha
DB Commodity Harvest
Deduct Index Cost of 0.60% pa
DB Commodity Harvest USD ERAC (ALPHA)
Energy (40%2)
Precious Metals (17%2)
Industrial Metals (18%2)
Agriculture (25%2)
Basket with Base Weights
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
Basket with Base Weights using OY sub-indices
Apply MR Technology and weight constraints
DBLCI – Mean Reversion Enhanced3
Agriculture(18.48%), Industrial Metal(21.73%), Precious Metal(2.31%) & Energy(57.27%)
Deduct Index Cost of 1.10% pa
DB MR Enhanced ERAC (BETA)

- **BETA:** *(DBLCI-MR Enhanced ERAC Index)* attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities. It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.
- **ALPHA:** (*DB Commodity Harvest USD ERAC Index*) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

Notes:

1 Weights of S&P GSCI Light Energy Index shown are: current weights (Base Weights). Current weights are as of 29 April 2011

2 Base Weights of DBLCI – Mean Reversion Enhanced Index

3 Current weights of DBLCI – Mean Reversion Enhanced Index as of 29 April 2011

Deutsche Bank

41

DB Commodity Allocator

Index Construction

DB Commodity Harvest USD ERAC (ALPHA)

Apply 3x Leverage

DB Commodity Harvest USD ERAC Leveraged

DB MR Enhanced ERAC (BETA)

Weight = 1 -- Weight of Beta (1 -- 100% = 0%)

Strategic Allocation
[] Allocation to both indices adjusted monthly based on momentum of the Beta
Index

DB Commodity Allocator

 Beta Index Returns(1)
1 Month  2.61%
2 Month  6.991%
3 Month  5.84%
         -------------
4 Month  6.99%
         -------------
5 Month  14.97%
6 Month  14.36%
7 Month  18.36%
         -------------
8 Month  22.37%
         -------------
9 Month  20.71%
         -------------
10 Month 21.98%
-------- -------------
11 Month 25.48%
12 Month 12.94%

Notes:
1 Returns are calculated as of 3(rd) to last business day of each month, from
April 2010 to April 2011.

DB Commodity Allocator

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Allocator
DB Commodity Harvest USD ERAC
DB MR Enhanced ERAC

Historical Exposure

Exposure to DB MR Enhanced ERAC [2]: 100.00%

Exposure to DB Commodity Harvest USD ERAC Leveraged [2]: 0.00%



100%
80%
60%
40%
20%
0%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB MR Enhanced ERAC
DB Commodity Harvest USD ERAC Leveraged

Performance Analysis [1]

January 2001 – April 2011	DB Commodity Allocator	DB Commodity Harvest USD ERAC	DB MR Enhanced ERAC
Annualized Returns	16.4%	5.5%	11.5%
Volatility	13.9%	3.5%	18.6%
Sharpe Ratio	1.18	1.56	0.62
Maximum Drawdown	-29.9%	-6.3%	-56.2%
Start Date	Jul-08	May-07	Jul-08
End Date	Oct-08	Sep-07	Mar-09
Max Monthly Consecutive Loss	-27.6%	-5.3%	-54.1%
Start Date	Jul-08	Jun-07	Jul-08
End Date	Oct-08	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	57.5% / -15.6%	17% / -5.4%	69.3% / -47.1%
Rolling 3 Months	28.8% / -23.9%	6.4% / -5.6%	35.7% / -37.9%
Average Monthly Returns	1.3%	0.5%	1.0%
% Months with Gains	66.9%	72.6%	59.7%
Correlation			
DB Commodity Harvest USD ERAC	-0.04	1.00	-0.34
DB MR Enhanced ERAC	0.73	-0.34	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Allocator	DB Commodity Harvest USD ERAC	DB MR Enhanced ERAC
2001	29.55%	11.17%	-13.38%
2002	4.02%	-2.63%	14.25%
2003	28.16%	3.84%	31.72%
2004	21.76%	12.84%	21.81%
2005	13.87%	10.17%	9.22%
2006	26.67%	12.30%	27.12%
2007	15.86%	-0.44%	25.28%
2008	12.72%	10.61%	-27.10%
2009	25.34%	0.58%	36.02%
2010	-10.51%	-1.38%	4.14%
2011 YTD	8.06%	1.78%	8.28%
Annualized Return	**16.39%**	**5.53%**	**11.53%**

Notes:

1 Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.

2 Statistics shown are for excess return / ERAC indices. Data is as of 29 April 2011

Deutsche Bank

43

DB Commodity Risk Parity 18 Index

Section 6

--------------------------------------------------------------------------------
DB Commodity Risk Parity 18
Index Summary

[]   Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
     Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]   Components: The 4 sector indices used to construct the index are: DBLCI-OY
     Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal
     Index and DBLCI-OY Agriculture Index.

[]   Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]   Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

                                                                              45

--------------------------------------------------------------------------------

DB Commodity Risk Parity 18
Index Construction
---------------------------

                               [GRAPHIC OMITTED]

                                                                              46

--------------------------------------------------------------------------------
DB Commodity Risk Parity 18
Performance Analysis

                               [GRAPHIC OMITTED]

Performance Analysis(1)
--------------------------------------------------------------------------------
                             DB Commodity
January 2001 -- April 2011   Risk Parity 18    SandP GSCI          DJUBS
--------------------------------------------------------------------------------
Annualized Returns           19.2%             -1.1%               4.2%
Volatility                   19.7%              25.9%              18.3%
Sharpe Ratio                 0.97               0.04               0.23
Maximum Drawdown             -39.2%             -71.6%             -57.1%
  Start Date                 Feb-01             Jul-08             Jul-08
  End Date                   Nov-01             Feb-09             Mar-09
Max Monthly Consecutive Loss -33.5%             -67.8%             -54.5%
  Start Date                 Jul-08             Jul-08             Jul-08
  End Date                   Feb-09             Feb-09             Feb-09
Max / Min Returns
  Rolling 12 Months          118.5% / -36.4%    74.8% / -64.8%     39.9% / -52.7%
  Rolling 3 Months           47.9% / -28.8%     34.4% / -53.4%     24.7% / -39.7%
Average Monthly Returns      1.6%               0.3%               0.5%
% Months with Gains          58.1%              58.1%              56.5%
Correlation
  SandP GSCI                   0.71               1.00               0.91
  DJUBS                        0.82               0.91               1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison (1)
--------------------------------------------------------------------------------
                           Annual Returns for Excess Return Indices
                  --------------------------------------------------------------
                  DB Commodity Risk
--------------------------------------------------------------------------------
Calendar Year               Parity 18         SandP GSCI                  DJUBS
                                              ---------------------------------
2001                         -36.39%            -34.31%                  -22.32%
2002                          26.94%             29.92%                   23.86%
2003                          53.61%             19.48%                   22.66%
2004                          34.22%             15.65%                    7.64%
2005                          57.65%             21.61%                   17.54%
2006                          26.76%            -19.07%                   -2.71%
2007                          20.15%             26.81%                   11.08%
2008                         -17.48%            -47.29%                  -36.61%
2009                          26.22%             13.30%                   18.72%
2010                          27.90%              8.88%                   16.67%
2011 YTD                      14.92%             16.44%                    8.02%
Annualized Return             19.15%              1.05%                    4.20%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return indices. Data is as of 29 April 2011

[GRAPHICS OMITTED                                                             47

--------------------------------------------------------------------------------

                           DB Commodity Apex 14 Index
                           Section 7

                               [GRAPHIC OMITTED]

A Passion to Perform
[GRAPHICS OMITTED                                                             48

DB Commodity Apex 14

Index Summary

- Attempts to generate reliable returns independent of market cycle
  - ⇨ By combining 3 well-established, yet uncorrelated commodities strategies – mean reversion, momentum, and carry – the Apex index aims to generate extremely stable returns from the commodities markets
- **Components:** Allocates exposure monthly between Mean Reversion (the DBLCI MR Enhanced Index), Carry (the DB Commodity Harvest Index), and Momentum (the DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5% and capped at 65%. Exposure to the resulting basket is further scaled to target a volatility of 14%.
- **DBLCI MR Enhanced:** Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification
- **DB Commodity Harvest:** The DB Commodity Harvest Index goes short the S&P Goldman Sachs Light Energy Index and long the DB Commodity Booster – Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology
- **DBLCI Commodity Momentum**: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.
- **Transparency:** Rule-based index with the closing level published daily on Bloomberg (DBCMAP14)

Deutsche Bank

49

--------------------------------------------------------------------------------
DB Commodity Apex 14
Index Construction

                               [GRAPHIC OMITTED]

                                                                              50

--------------------------------------------------------------------------------
DB Commodity Apex 14
Performance Analysis

                               [GRAPHICS OMITTED]

Performance Analysis(1)
--------------------------------------------------------------------------------
                             DB Commodity
January 2002 -- April 2011   Apex 14           SandP GSCI       DJUBS

--------------------------------------------------------------------------------
Annualized Returns            32.9%                5.8%              7.5%
Volatility                    13.2%               26.1%             18.8%
Sharpe Ratio                  2.50                0.22              0.40
Maximum Drawdown             -15.8%              -71.6%            -57.1%
  Start Date                 Jun-07              Jul-08            Jul-08
  End Date                   Sep-07              Feb-09            Mar-09
Max Monthly Consecutive Loss  -9.8%              -67.8%            -54.5%
  Start Date                 Jun-07              Jul-08            Jul-08
  End Date                   Aug-07              Feb-09            Feb-09
Max / Min Returns
  Rolling 12 Months          97.3% / -5.7%        74.8% / -64.8%   39.9% / -52.7%
  Rolling 3 Months           32.7% /-15.3%        34.4% / -53.4%   24.7% / -39.7%
Average Monthly Returns       2.5%                 0.7%              0.7%
% Months with Gains          79.5%                62.5%             59.8%
Correlation
  SandP GSCI                   0.21                1.00              0.91
  DJUBS                        0.34                0.91              1.00
-------------------------------------------------------------------------------

Year on Year Performance Comparison 1

                                Annual Returns for Excess Return Indices
      --------------------------------------------------------------------------
      DB Commodity Apex 14             SandP GSCI            DJUBS Calendar Year
--------------------------------------------------------------------------------
2002                 5.23%                 29.92%                  23.86%
2003                32.43%                 19.48%                  22.66%
2004                63.12%                 15.65%                   7.64%
2005                36.68%                 21.61%                  17.54%
2006                71.98%                -19.07%                  -2.71%
2007                17.69%                 26.81%                  11.08%
2008                47.87%                 -47.29%                -36.61%
2009                23.21%                 13.30%                  18.72%
2010                10.29%                  8.88%                  16.67%
2011 YTD            12.58%                 16.44%                   8.02%
Annualized Return   32.91%                  5.83%                   7.54%
--------------------------------------------------------------------------------
Notes:
1    Source: Bloomberg. DB Commodity Apex 14 index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Apex 14 Index would have been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 29 April 2011
2    Data is till 29 April 2011. These are the exposure of constituents to DB
     Commodity Apex 14 index

                                                                              51

[GRAPHICS OMITTED

Appendix

Appendix 1

                               [GRAPHICS OMITTED]
                                                                              52
A Passion to Perform
[GRAPHICS OMITTED

--------------------------------------------------------------------------------
Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[] Collateral Yield > Interest earned on capital held as collateral

[] Spot Return > Change in front month futures contract

[] Roll Return > Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price
--------------------------------------------------------------------------------
                   Excess Return = Spot Return + Roll Return
                Total Return = Excess Return + Collateral Yield
--------------------------------------------------------------------------------
   Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version
--------------------------------------------------------------------------------

                                                                              53

Mean Reversion

[]   The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

                               [GRAPHICS OMITTED]

DBLCI -MR
Outperformance to DBLCI
------------------------
          Outperformance
Year                 (%)
2006               36.15
2007                7.82
2008                4.17
2009               12.12
2010                1.30
2011 YTD            1.85
------------------------
[]   Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued. Captures the 2006 Ags rally. Underweighting in
     Energy also contributed to good performance as energy prices declined significantly in 2006
[]   In 2008 the index increased its weight to Aluminum and reduced its weight to Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly
[]   In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both. However, it was underweight in Gold and missed out on the
     Gold rally

Source: Bloomberg
Notes:
1    Past performance is not a guarantee of future results
2    The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance
3    Data is as of 29 April 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

                                                                              54

--------------------------------------------------------------------------------

[]   DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index
[]   Mandatory rebalancing takes place on a monthly basis
[]   At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess
     Return strategy is determined based on the performance of the DBLCI-MR TM
     Excess Return over the previous 12 months
[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10-months []
     3-months, 2-months, 1-month
[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero. The current allocation is 100% (see table)
[]   Rules based momentum strategy with no human intervention, only execution []
     The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods

                               [GRAPHICS OMITTED]

DBLCI -MR (Lookback Returns as of 8(th) Apr 2011)

1 Month                             6.6%
2 Month                            14.5%
3 Month                            17.5%
4 Month                            21.7%
5 Month                            21.4%
6 Month                            26.4%
7 Month                            37.7%
8 Month                            32.3%
9 Month                            45.7%
10 Month                           55.1%
11 Month                           40.2%
12 Month                           31.2%

Notes: Returns are calculated as of 6(th) business day of each month, from April
       2010 to April 2011.

                                                                              55

Optimized Yield
Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[]   Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market)
     or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

                               [GRAPHICS OMITTED]

Contract Expiry Date

[]   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

                               [GRAPHICS OMITTED]

Contract Expiry Date

[]   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

                                                                              56

Optimized Yield                Energy Sector                    [GRAPHICS OMITTED]

Annualized Excess
returns from Jan               Base Metals Sector               [GRAPHICS OMITTED]
2001 to Feb 2011.
Most Optimum Yield
indices have                   Agriculture Sector               [GRAPHICS OMITTED]
outperformed
corresponding                  Precious Metals Sector           [GRAPHICS OMITTED]
front-month
rolling indices

Source: Bloomberg
Notes:
1    All indices have been retrospectively calculated and did not exist prior to
     31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
2    Data as of 29 April 2011
                                                                              57

[GRAPHICS OMITTED]

--------------------------------------------------------------------------------
Target Volatility
Applying Volatility Targeting to Potentially Control Risk

                               [GRAPHICS OMITTED]

                                                                              58

Risk-Parity   Technology

[]   On each rebalance date we calculate the total index risk, (R)p, on that date according to the formula

                               [GRAPHICS OMITTED]

[]   We then solve the above set of non linear equations for each Wi with the following constraints

            [GRAPHICS OMITTED]

[]   Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree -of-freedom open. Constraint 3) above fixes this final degree
     -of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures

                                                                              59
[GRAPHICS OMITTED]

Comparative Performance Statistics

Annualized Returns for Various Indices
                                            YTD  Year  1 year    3 Year   5 Year    10 Year    Volatil-
                                            Return(1)  Return    Return   Return    Return     ity2       Sharpe
                                            (%)        (%)       (%)      (%)   (%)            (%)         Ratio
----------------------------------------------------------------------------------------------------------------
Beta Allocation Indices
 DBLCI (TM)                                 16.47%     30.55%   -10.20%    1.48%    8.17%      23.31%       0.35
 SandP GSCI (TM)                            16.44%     25.78%   -14.08%   -5.53%    1.83%      25.53%       0.07
 DJ-UBSCI (SM)                               8.02%     31.40%    -5.71%   -0.04%    4.93%      18.14%       0.27
Optimum Yield Based Indices
 DB Commodity Booster -- DJUBS ERAC         10.85%     32.46%    -2.84%    4.44%   10.89%      16.46%       0.66
 DB Commodity Booster DJUBS -- TV14 ERAC    10.05%     29.55%     2.31%    7.14%   13.99%      14.44%       0.97
 DB Commodity Booster -- Benchmark          17.98%     26.76%    -6.53%    2.10%   11.63%      22.04%       0.53
Mean Reversion Based Indices
 DBLCI-MR                                   18.31%     33.39%    -4.26%   13.78%   14.22%      20.45%       0.70
 DBLCI -- Mean Reversion Enhanced ERAC       8.28%     18.26%    -3.02%   10.09%   12.85%      18.51%       0.69
 DBLCI MR Enhanced 15                        8.05%     17.57%     0.86%   11.25%   17.70%      15.43%       1.15
 DBLCI MR+                                  18.22%     23.72%     2.67%   15.91%   13.23%      15.19%       0.87
Market Neutral Indices
 DB Commodity Harvest ERAC                   1.78%     -0.82%     2.87%    3.71%     5.03%      3.43%       1.46
 DB Commodity Harvest -- 10 ERAC             6.57%     -4.99%    10.06%   11.30%    16.18%     10.69%       1.51
DB Commodity Allocator Index                 8.06%      1.70%     3.68%   12.78%    14.97%     13.73%       1.09
DB Commodity Risk Parity 18 Index           14.92%     51.21%    10.41%   12.00%    21.94%     19.27%       1.14
DB Commodity Apex 14 Index                  12.58%     22.57%    23.28%   27.45%    32.06%(3)  12.88%(3)    2.49(3)
DBLCI Commodity Momentum Index              12.18%     41.43%    35.56%   23.89%    18.19%     16.24%       1.12
Other Asset Classes
 Equities (SandP 500)                        9.06%     15.27%     1.60%    2.95%     2.79%     21.06%       0.13
 Fixed Income (US Govt. All Total Return)    0.19%      2.68%     4.39%    5.00%     4.78%      2.83%       1.69
----------------------------------------------------------------------------------------------------------------
Source: Bloomberg. Data as of 29 April 2011
Notes:  Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
        All indices have been retrospectively calculated and did not exist prior to their respective Index Live
        Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
   1    Annualised return based on total return, excess return and ERAC
   2    Annualised vol of the daily lognormal returns
   3    Data available from 31 July 2001 only, Hence the statistics calculated is not for entire 10Y period
                                                                                                        60
[GRAPHICS OMITTED]

--------------------------------------------------------------------------------
Market Data Sources
Bloomberg Tickers and Index Live Dates
--------------------------------------------------------------------------------
                                             Bloomberg Ticker    Index Live Date
--------------------------------------------------------------------------------
SandP GSCI Index                             SPGCCIP(Index)
SandP GSCI Light Energy                      SPGSLEP(Index)
DJUBS                                        DJUBS (Index)
DBLCI                                        DBLCMACL (Index)    28 February 03
DBLCI-MR                                     DBLCMMCL (Index)    28 February 03
DBLCI -- Mean Reversion Enhanced ERAC        DBLCMREN (Index)    26 October 09
DB MR Enhanced 15                            DBLCMTEU (Index)    28 September 09
DBLCI-MR+                                    DBLCMPUE )Index)    20 June 07
DB Commodity Booster -- Benchmark            DBCMBSEU (Index)    15 December 07
DB Commodity Booster -- Benchmark Light
  Energy                                     DBCMBLEU (Index)    15 December 07
DB Commodity Booster -- DJUBS ERAC           DBCMBDEN (Index)    12 October 10
DB Commodity Booster DJUBS -- TV14 ERAC      DBCMBTVN (Index)    12 October 10
DB Commodity Harvest ERAC                    DBLCHNUE (Index)    14 October 08
DB Commodity Harvest -- 10 ERAC              DBCMHVEG (Index)    14 October 08
DB Commodity Allocator                       DBLCABER (Index)    24 October 09
DB Commodity Risk Parity 18 Index            DBCMRPTV (Index)    August 2010
DBLCI Commodity Momentum Index               DBCMMOUE (Index)    18 October 10
DB Commodity Apex 14 Index                   DBCMAP14 (Index)    18 October 10
Equities (SandP 500) Total Return            SPTR (Index)
Fixed Income Total Return                    JHDCGBIG (Index>
--------------------------------------------------------------------------------

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[GRAPHICS OMITTED]

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Optimized Yield
Commodity          Contract Expiry Date    Bloomberg Ticker     Index Live Date
Energy
WTI Crude Oil      21-Jun-11               DBLCOCLE Index       31 May 06
Brent Crude Oil    14-Feb-12               DBLCYECO Index       31 May 06
Heating Oil        31-May-11               DBLCOHOE Index       31 May 06
RBOB Gasoline      30-Nov-11               DBLCYERB Index       31 May 06
Gasoil             10-Jun-11               DBLCYEGO Index       31 May 06
Natural Gas        28-Sep-11               DBLCYENG Index       31 May 06
Base Metals
Aluminum           21-Sep-11               DBLCOALE Index       31 May 06
Copper             21-Mar-12               DBLCYECU Index       31 May 06
Zinc               15-Jun-11               DBLCYEZN Index       31 May 06
Nickel             17-Aug-11               DBLCYENI Index       31 May 06
Lead               17-Aug-11               DBLCYEPB Index       31 May 06
Precious Metals
Gold               29-Aug-11               DBLCOGCE Index       31 May 06
Silver             28-Dec-11               DBLCYESI Index       31 May 06
Agriculture
Wheat              14-Jul-11               DBLCOWTE Index       31 May 06
Kansas Wheat       14-Jul-11               DBLCYEKW Index       31 May 06
Corn               14-Dec-11               DBLCOCNE Index       31 May 06
Soybean            14-Nov-11               DBLCYESS Index       31 May 06
Cotton             07-Dec-11               DBLCYECE Index       31 May 06
Sugar              30-Jun-11               DBLCYESB Index       31 May 06
Coffee             20-Mar-12               DBLCYEKC Index       31 May 06
Cocoa              15-Sep-11               DBLCYECC Index       31 May 06
--------------------------------------------------------------------------------
Source: DBIQ
Notes:
1 Bloomberg Tickers shown are for Excess Return version of the indices
2 Data as of 29 April 2011
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Risk Considerations

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]   The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities. However, indices employing the
     Momentum strategy may not be successful in achieving the desired objective

[]   The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the
     Risk Parity strategy may not be successful in achieving the desired objective

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the
     Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield
     strategies, will be successful in achieving the desired objective

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

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--------------------------------------------------------------------------------
Risk Considerations (Cont'd)

Past Performance

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment[] Some of the indices described herein have very limited performance history

Backtesting
[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus
[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409
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